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                                                                    Exhibit 99.5
                         UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF OKLAHOMA

In re:                                      )
                                            )
TOWER TECH, INC.,                           )   BK-00-20285-TS
                                            )   Chapter 11
                Debtor.                     )


                              ORDER CONFIRMING PLAN
                              ---------------------

     The plan under chapter 11 of the Bankruptcy Code, 11 U.S.C. (S) 101 et seq., filed by Tower Tech, Inc., the debtor and debtor in possession, on June 8, 2001, as amended on July 20, 2001, and supplemented on November 9, 2001, and November 15, 2001, having been transmitted to creditors and equity security holders; and

     It having been announced to the Court that the objections to confirmation filed by the Internal Revenue Service, and U.S. Bancorp Leasing & Financial, had been resolved pursuant to the First Supplement to Amended Plan of Reorganization of Tower Tech, Inc., filed herein on November 9, 2001; and

     The objection to confirmation filed by Electrical Constructors PLL having been overruled by entry of this Court's Order Sustaining Debtor's Objection to Proof of Claim of Electrical Constructors PLL, entered herein on September 13, 2001; and

     The objection to confirmation by Gold Bank having been resolved, the objection withdrawn, and the ballot filed by Gold Bank having been resubmitted to reflect acceptance of the plan of reorganization; and furthermore, Gold Bank's "Motion to Modify Order Approving Stipulation Allowing for Debtor's Use of Cash Collateral and to Grant Superpriority Liens" filed on March 16, 2001, being hereby granted and the liens requested therein granted, except that such liens shall not apply to the real estate described in the Limited Objection of First United Bank filed on March 26, 2001; and

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     It having been determined after hearing on notice that the requirements for confirmation set forth in 11 U.S.C. (S) 1129(a) have been satisfied;

     IT IS ORDERED that:

     The plan filed by Tower Tech, Inc., on July 20, 2001, as amended on July 20, 2001, and supplemented on November 9, 2001, and November 15, 2001, is confirmed.

     A copy of the confirmed amended plan as supplemented is attached.

 Dated: NOV 20 2001.
        -----------


                                       /s/ John TeSelle
                                       --------------------------------
                                       John TeSelle
                                       United States Bankruptcy Judge

Approved for entry:


/s/ Mark B. Toffoli
--------------------------------------
Mark B. Toffoli OBA #9045
Holbrook & Toffoli
2200 First National Center
120 North Robinson
Oklahoma City, Oklahoma 73102
(405) 232-8131
ATTORNEYS FOR TOWER TECH, INC.


/s/ Joel W. Harmon
--------------------------------------
Joel W. Harmon OBA #11332
Day, Edwards, Propester & Christensen
2900 Oklahoma Tower
210 Park Avenue
Oklahoma City, Oklahoma
(405) 239-2121
ATTORNEYS FOR GOLD BANK


/s/ Michael Paul Kirschner
--------------------------------------
Michael Paul Kirschner OBA #5056
The Kirschner Law Firm
3360 Bank One Center
100 N. Broadway
Oklahoma City, Oklahoma 73102-8867
(405) 239-3300
ATTORNEYS FOR TBDW HOLDINGS, INC.

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